Exhibit 99.1

TeraWulf Announces Anthropic Lease at Justified Data Campus and
Sale of Majority Interest in Abernathy Joint Venture to Fluidstack

Long-Term AI Infrastructure Lease Expected to Generate ~$19 Billion of Contracted Revenue Over Initial Term

Abernathy Transaction Monetizes Approximately $450 Million Investment at a Premium and
Provides Capital to Expand Wholly Owned AI Infrastructure Portfolio

EASTON, Md. – July 6, 2026 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner, developer, and operator of vertically integrated digital infrastructure, today announced two significant transactions that further advance its strategy of developing, owning, and operating large-scale AI infrastructure campuses.

The Company has executed a 20-year lease agreement with Anthropic at its Justified Data campus in Hawesville, Kentucky. The lease is expected to generate approximately $19 billion of contracted revenue over the initial lease term.

Separately, TeraWulf has entered into a definitive agreement to sell its 50.1% ownership interest in the Abernathy Joint Venture to an investor group led by its joint venture partner, Fluidstack. The transaction monetizes TeraWulf's approximately $450 million investment at a premium to invested capital, unlocking significant capital for redeployment into wholly owned AI infrastructure opportunities.

Collectively, the transactions enhance TeraWulf’s long-term revenue visibility, strengthen its financial position, and further align the Company’s capital with infrastructure platforms where it maintains direct ownership, customer relationships, and operational control.

Anthropic Executes 20-Year Lease at Justified Data Campus

TeraWulf has entered into a 20-year lease agreement with Anthropic for a purpose-built AI infrastructure campus at the Justified Data site in Hawesville, Kentucky.

The campus will accommodate approximately 401 MW of critical IT load and will be developed in multiple phases. Initial capacity is expected to be placed into service during the second half of 2027, with the campus ramping to the full 401 MW by early 2028.

The lease is expected to generate approximately $19 billion of contracted lease revenue over the initial term and is expected to be supported by an investment-grade credit.

TeraWulf Monetizes Abernathy Investment

Under the terms of the Abernathy transaction, TeraWulf will sell its entire 50.1% ownership interest in the Abernathy Joint Venture to an investor group led by Fluidstack, its joint venture partner and a leading AI cloud infrastructure provider.

The Abernathy Joint Venture was established in 2025 to develop a 168 MW critical IT load AI data center campus in Abernathy, Texas. Since the project's inception, TeraWulf and Fluidstack have worked closely to advance the development of the campus. Following the closing of the transaction, Fluidstack will continue to leading the project.

The sale enables TeraWulf to realize the value created through its $450 million investment and redeploy that capital into AI infrastructure opportunities where it can capture greater long-term economic value through direct ownership and operation.

Management Commentary

Paul Prager, Chairman and Chief Executive Officer of TeraWulf, commented:

“When we announced the Justified Data campus acquisition in February, we told investors that we expected to secure a major customer commitment by around the end of the second quarter of 2026. The timing of today's announcement reflects the completion of final documentation and customary transaction processes, and we are proud to announce this landmark partnership with Anthropic.”

“The Anthropic lease validates our strategy and establishes a long-duration revenue stream with one of the world’s leading AI companies. The lease provides approximately $19 billion of contracted lease revenue over its initial term, creates a framework for future expansion, and demonstrates the value of our ability to source power, develop infrastructure, and secure long-term customer commitments.”

“At the same time, the sale of our ownership interest in Abernathy to a group led by Fluidstack crystallizes the value created through that investment and generates significant capital for redeployment into infrastructure platforms where we maintain direct ownership, customer relationships, and operational control.”

“Together, these transactions position TeraWulf for its next phase of growth. Our strategy is centered on owning and operating critical infrastructure assets, maintaining direct relationships with our customers, and controlling the long-term evolution of our campuses. We believe this model provides the greatest opportunity to generate durable cash flows and attractive long-term returns for shareholders.”

Strategic Benefits

Following completion of the transactions, TeraWulf expects to:

•	Add approximately $19 billion of contracted revenue under the initial 20-year lease term.

•	Further expand its long-term infrastructure relationship with Anthropic, one of the world's leading AI companies.

•	Bring the initial Anthropic capacity at Justified Data online in the second half of 2027.

•	Monetize its approximately $450 million investment in the Abernathy Joint Venture at a premium to invested capital, while simplifying TeraWulf's financial statements and streamlining financial reporting through the elimination of joint venture accounting.

•	Recycle capital into wholly owned AI infrastructure opportunities where TeraWulf can capture greater long-term economic value through direct ownership and operation.

•	Further strengthen TeraWulf’s position as a leading owner, developer, and operator of AI infrastructure.

Together, these transactions demonstrate TeraWulf's ability to create value across the AI infrastructure lifecycle – from originating and developing large-scale campuses, to securing long-term customer commitments, to monetizing mature infrastructure investments and redeploying capital into future growth opportunities.

About TeraWulf

TeraWulf develops, owns, and operates large-scale digital infrastructure designed to support AI, high-performance computing (HPC), and other advanced compute workloads. Leveraging deep expertise in energy markets, power infrastructure, and grid integration, the Company develops and operates purpose-built facilities where power availability, scalability, and operational execution are critical competitive advantages. By strategically securing and monetizing high-value power resources, TeraWulf is well-positioned to serve the growing infrastructure needs of hyperscalers, AI innovators, and enterprise customers. Learn more at terawulf.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (2) TeraWulf’s ability to complete our data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with our data centers and our ability perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

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Media:
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